CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 29, 2004
Date of Report
(Date of earliest event reported)

WIDEPOINT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-23967	52-2040275
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

One Lincoln Centre, Oakbrook Terrace, Illinois 60181
(Address of principal executive offices, including zip code)

630-629-0003
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement; and Item 3.02 Unregistered Sale of Equity Securities

On October 29, 2004, WidePoint Corporation (“WidePoint”) and Barron Partners LP (“Barron”) executed a Master Amendment to all agreements previously entered into between WidePoint and Barron in a prior transaction that closed on October 25, 2004 and was reported in a Form 8-K filed on October 29, 2004 and amended by a Form 8-K/A filed on November 2, 2004.

Under the terms of the Master Amendment, Barron purchased from WidePoint on October 29, 2004, an additional 902,857 shares of WidePoint’s Series A Preferred Stock (the “Additional Preferred Stock”) and additional warrants to purchase 4,514,285 shares of Common Stock, at an exercise price of $0.40 per share (the “Additional Warrants”) for the aggregate purchase price of $1,580,000 paid in cash by Barron to WidePoint on October 29, 2004. The Additional Preferred Stock is convertible into an aggregate of 9,028,570 shares of WidePoint Common Stock at a conversion rate equal to $0.175 per share.

WidePoint will use the net proceeds from this transaction to retire and pay-off the promissory note issued on October 25, 2004 by WidePoint to the three former stockholders of Operation Research Consultants, Inc. (“ORC”) as part of the purchase price amount paid by WidePoint to such persons in the acquisition by WidePoint of ORC. The acquisition by WidePoint of ORC was previously reported in WidePoint’s Form 8-K that was filed on October 29, 2004 and amended by a Form 8-K/A filed on November 2, 2004.

The Master Amendment also provides that the shares of Widepoint Common Stock which may be acquired by Barron upon its conversion of its Series A Preferred Stock and/or the exercise of its warrant are subject to limitations which restrict the ability of Barron and its affiliates to acquire shares as a result of which Barron beneficially owns more than a total of 4.99% of the outstanding shares of Widepoint Common Stock at any time, which restriction may be removed upon 61 days notice to the Company by Barron, but in the event Barron elects to remove such restriction, then Barron and its affiliates can only vote the shares of Widepoint Common Stock held by Barron and its affiliates which result in Barron having no more than 22% of the total voting power of all outstanding shares of WidePoint Common Stock at any time.

The future issuance by WidePoint of shares of Common Stock underlying the Additional Preferred Stock and the Additional Warrants is subject to the approval by the stockholders of WidePoint of an increase in the total number of authorized shares of Common Stock of WidePoint at an Annual Meeting of Stockholders which must be convened by December 31, 2004 or as soon thereafter as practicable. WidePoint is obligated to file a Registration Statement to cover the resale of the shares of Widepoint Common Stock issuable upon conversion and/or exercise of the Additional Preferred Stock and the Additional Warrants issued to Barron. We have agreed to use our best efforts to cause the Registration Statement to be declared effective by the SEC within 120 days of the closing date. If our Registration Statement is not declared effective by the SEC in the period from 180 days following the closing date through two years following the date thereof, subject to permissible blackout periods and registration maintenance periods, then in such events we will be required to pay Barron penalties as provided in the Stock Purchase Agreement filed as an exhibit to the Form 8-K that was filed on October 29, 2004 and amended by a Form 8-K/A filed on November 2, 2004.

The private equity financing described herein was made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder. The securities issued have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01: Financial Statements and Exhibits

(c)	Exhibits.

10.1	Master Amendment between WidePoint Corporation and Barron Partners LP

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEPOINT CORPORATION

By:	/s/ James McCubbin James McCubbin Vice President and Chief Financial Officer

Dated:  November 4, 2004

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